UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2006

MELT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-109990

(Commission File Number)

47-0925451

(IRS Employer Identification No.)

22912 Mill Creek Dr., Suite D, Laguna Hills, CA 92653

(Address of principal executive offices and Zip Code)

949-707-0456

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 1, 2006, we entered into a Consultant Agreement with CEOcast, Inc., wherein CEOcast will provide our company with investor relations services for a six month period. Pursuant to the terms of the Consultant Agreement, we agreed to pay to CEOcast $15,000 on signing of the Consultant Agreement as payment for the first and last month’s payment and $7,500 on or before the 1st day of each of the next four months, excluding the final month. In addition, we agreed to issue to CEOcast 90,000 shares of restricted common stock.

Item 3.02	Unregistered Sales of Equity Securities

On April 19, 2007, we issued 90,000 shares to a U.S. person in consideration for investor relations services provided to our company.

We issued all of the 90,000 shares to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELT, INC.

/s/ Clive Barwin

Clive Barwin, President

Date: April 25, 2007